SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 14, 2006, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Counselor Series Trust, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Floating Rate Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                      EFFECTIVE DATE OF
NAME OF FUND                         ADVISORY AGREEMENT
------------                         ------------------
AIM Advantage Health Sciences Fund    November 25, 2003
AIM Multi-Sector Fund                 November 25, 2003
AIM Floating Rate Fund                   April 14, 2006
AIM Structured Core Fund                 March 31, 2006
AIM Structured Growth Fund               March 31, 2006
AIM Structured Value Fund                March 31, 2006

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of each Fund except for AIM Advantage Health Science Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

                             AIM FLOATING RATE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million................................................       0.65%
Next $4.5 billion.................................................       0.60%
Next $5 billion...................................................      0.575%
Over $10 billion..................................................       0.55%

                              AIM MULTI-SECTOR FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets........................................................      0.75%

                            AIM STRUCTURED CORE FUND
                           AIM STRUCTURED GROWTH FUND
                            AIM STRUCTURED VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million................................................       0.60%
Next $250 million.................................................      0.575%
Next $500 million.................................................       0.55%
Next $1.5 billion.................................................      0.525%
Next $2.5 billion.................................................       0.50%
Next $2.5 billion.................................................      0.475%
Next $2.5 billion.................................................       0.45%
Over $10 billion..................................................      0.425%

                       AIM ADVANTAGE HEALTH SCIENCES FUND

For the services to be rendered and the charges and expenses to be assumed by the Advisor hereunder, the Trust shall pay to the Advisor an advisory fee which will be computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the AIM Advantage Health Sciences Fund, (the "Portfolio"), as determined by valuations made in accordance with the Portfolio's procedures for calculating its net asset value as described in the Portfolio's current Prospectus and/or Statement of Additional Information. The advisory fee to the Advisor shall be computed at an annual rate of 1.50% of the Portfolio's daily average net assets (the "Base Fee"). This Base Fee will be adjusted, on a monthly basis (i) upward at the rate of 0.20%, on a pro rata basis, for each percentage point by which the investment performance of the Portfolio exceeds the sum of 2.00% and the investment record of the Morgan Stanley Health Care Product Index (the "Index" or "Indexes"), or
(ii) downward at the rate of 0.20%, on a pro rata basis, for each percentage point by which the investment record of the applicable Index less 2.00% exceeds the investment performance of the Portfolio. The maximum or minimum adjustment, if any, will be 1.00% annually. Therefore, the maximum annual fee payable to the Advisor will be 2.50% of average daily net assets and the minimum annual fee will be 0.50% of average daily net assets. During the first twelve months of operation, the management fee will be charged at the base fee of 1.50% with no performance adjustment. During any period when the determination of the Portfolio's net asset value is suspended by the Trustees of the Trust, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

In determining the fee adjustment, if any, applicable during any month, the Advisor will compare the investment performance of the Class A Shares of the Portfolio for the twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the applicable Index during the Performance Period. The investment performance of the Portfolio will be determined by adding together (i) the change in the net asset value of the Class A Shares during the Performance Period, (ii) the value of cash distributions made by the Portfolio to holders of Class A Shares to the end of the Performance Period, and (iii) the value of capital gains per share, if any, paid on undistributed realized long-term capital gains accumulated to the end of the Performance Period, and will be expressed as a percentage of the net asset value per share of the Class A Shares at the beginning of the Performance Period. The investment record of the Index will be determined by adding together
(i) the change in the level of the Index during the Performance Period and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period, and will be expressed as a percentage of the Index at the beginning of such Period.

After it determines any fee adjustment, the Advisor will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the fee adjustment by the average daily net assets of the Class A Shares of the Portfolio during the Performance Period and dividing that number by the number of days in the Performance Period. The management fee, as adjusted, is accrued daily and paid monthly.

If the Trustees determine at some future date that another securities index is more representative of the composition of the Index for the Portfolio, the Trustees may change the securities index used to compute the fee adjustment. If the Trustees do so, the new securities index (the "New Index") will be applied prospectively to determine the amount of the fee adjustment. The Index will continue to be used to determine the amount of the fee adjustment for that part of the Performance Period prior to the effective date of the New Index. A change in the Index will be submitted to shareholders for their approval unless the SEC determines that shareholder approval is not required.

However, no such fee shall be paid to the Advisor with respect to any assets of the Portfolio which may be invested in any other investment company for which the Advisor serves as investment advisor. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this section and shall be borne by the Portfolio in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this section."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM COUNSELOR SERIES TRUST


Attest: /s/ Ofelia M. Mayo              By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Ofelia M. Mayo              By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Assistant Secretary                 Mark H. Williamson
                                            President

(SEAL)